UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 27, 2009
Borland Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8310 North Capital of Texas Highway, Building 2, Suite 100, Austin, Texas	78731

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 340-2200
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 5, 2009, Borland Software Corporation (the “Company”) entered into an Agreement and Plan of Merger, as amended by the Amendment to Agreement and Plan of Merger, dated June 17, 2009, and as amended by the Second Amendment to Agreement and Plan of Merger, dated June 30, 2009 (the “Merger Agreement”), with Micro Focus (US), Inc., a Delaware corporation (“Micro Focus (US)”), Bentley Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Micro Focus (US) (the “Merger Sub”) and Micro Focus International plc, a company organized under the laws of England and Wales (“PLC”). Pursuant to the Merger Agreement, on July 27, 2009, the Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of Micro Focus (US) (the “Merger”).
In connection with the consummation of the Merger, the Company requested that the NASDAQ Stock Market (the “NASDAQ”) file with the Securities and Exchange Commission an application on Form 25 to (a) remove the Company’s common stock, par value $0.01 per share (the “Common Stock”), from listing on the NASDAQ and (b) withdraw the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. In connection with the completion of the Merger, trading of the Common Stock on the NASDAQ ceased before the opening of trading on July 27, 2009.
Item 3.03 Material Modification to Rights of Security Holders.
As a result of the Merger, each outstanding share of Common Stock was converted into the right to receive $1.50 in cash without interest or dividends thereon. Following the completion of the Merger, the Common Stock, which traded under the symbol “BORL,” ceased to be listed on the NASDAQ.
Item 5.01 Changes in Control of Registrant.
Pursuant to the Merger Agreement, at the effective time of the Merger on July 27, 2009 (the “Effective Time”), the Company became a wholly-owned subsidiary of Micro Focus (US) and, accordingly, a change in control of the Company occurred. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Upon the consummation of the Merger, John F. Olsen, Charles F. Kane, William K. Hooper, T. Michael Nevens, Tod Nielsen, Robert M. Tarkoff and Bryan LeBlanc ceased to be directors of the Company. The board of directors of the Company immediately following the Merger consists of Nicholas Bray and Michael Steinharter.
Also upon the consummation of the Merger, Erik E. Prusch (President and Chief Executive Officer), Thomas Wilkas (Chief Financial Officer), Chuck Maples (Senior Vice President of Research and Development), Richard Novak (Senior Vice President of Worldwide Field Operations), Melissa Frugé (Vice President, General Counsel and Secretary) ceased to be officers of the Company.
The officers of the Company immediately following the completion of the Merger are Michael Steinharter (President and General Manager), Nicholas Bray (Chief Financial Officer and Secretary), Martin Reed (North American Controller), Courtney Wood (North American Senior Corporate Counsel and Assistant Secretary), Mary Jo Lavorata (North American Human Resources Manager) and Glenn Krauser (Vice President of Human Resources).

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Effective Time, the Amended and Restated By-laws of the Company were repealed and abrogated in their entirety and the Second Amended and Restated By-laws of the Company, attached as Exhibit 1 hereto, were approved and adopted in all respects and are incorporated by reference herein.
Item 8.01 Certain Events.
On July 27, 2009, Micro Focus International plc issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 2 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1	Second Amended and Restated Bylaws of the Surviving Corporation as of the Effective Time.

2	Press release of Micro Focus International plc, dated July 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ Michael Steinharter

Michael Steinharter
President
Dated: July 27, 2009

BORLAND SOFTWARE CORPORATION
FORM 8-K
CURRENT REPORT
EXHIBIT INDEX

Exhibit No.	Description

1	Second Amended and Restated Bylaws of the Surviving Corporation as of the Effective Time.

2	Press release of Micro Focus International plc, dated July 27, 2009.

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